EXCHANGE AGENT AGREEMENT

    THIS EXCHANGE AGENT AGREEMENT (this "Agreement") is made and entered into as of June 30, 1998, by and between , WESCO International, Inc., a Delaware corporation ("Holdings"); WESCO Distribution, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (the "Company"; together with Holdings, the "Issuers"), and Bank One, N.A., a national banking association incorporated and existing under the laws of the United States, as exchange agent ("Exchange Agent").

                                    RECITALS

    The Issuers are making an offer to exchange, upon the terms and subject to the conditions set forth in the Issuers' Prospectus dated June 24, 1998 (the "Prospectus") attached hereto as Exhibit A, and the accompanying letter of transmittal (each a "Letter of Transmittal"), attached hereto as Exhibit B (which together constitute the "Exchange Offer"), their 9 1/8% Senior Subordinted Notes due 2008 and their 11 1/8% Senior Discount Notes due 2008 (collectively, the "Outstanding Notes") for an equal principal amount of its 9 1/8% Senior Subordinated Exchange Notes due 2008 and for an equal amount of its 11 1/8% Senior Discount Exchange Notes due 2008, respectively (collectively, the "Exchange Notes");

    The Exchange Offers will commence as soon as practicable after the Issuers' Registration Statement on Form S-4 relating to the Exchange Offer is declared effective under the Securities Act of 1933, as certified in writing to Exchange Agent by the Issuers (the "Effective Time"); and this Agreement shall be deemed to take effect at the Effective Time.

                                    AGREEMENT

    NOW, THEREFORE, Exchange Agent is hereby appointed by the Issuers, and Exchange Agent hereby accepts such appointment and shall act as Exchange Agent in connection with the Exchange Offers. In connection therewith, the undersigned parties hereby agree as follows:

    1. MAILING TO HOLDERS OF THE OUTSTANDING NOTES. Immediately upon receipt of certification from the Issuers as to the Effective Time and copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery, Exchange Agent will mail to each Holder (as defined in the Indenture) of any Outstanding Notes (i) a Letter of Transmittal with instructions (including instructions for completing a substitute Form W-9), substantially in the form attached hereto as Exhibit B (the "Letter of Transmittal"), (ii) a Prospectus, (iii) a return envelope for use in effecting the surrender of the Outstanding Notes in exchange for the Exchange Notes and (iv) a Notice of Guaranteed Delivery attached hereto as Exhibit C (the "Notice of Guaranteed Delivery").

    Copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery will be furnished to Exchange Agent by the Issuers in quantities agreed to between Exchange Agent and the Issuers.

    Exchange Agent, in its capacity as transfer agent and registrar of the Outstanding Notes, possesses a list (including mailing addresses) of the Holders of the Outstanding Notes.

    2. ATOP REGISTRATION. As of the date hereof, the Exchange Agent shall have established an account with the Depository Trust Issuers ("DTC") in its name to facilitate book-entry transfers of Outstanding Notes through DTC's Automated Tender Offer Program.

    3. RECEIPT OF LETTERS OF TRANSMITTAL AND RELATED ITEMS. From and after the Effective Time, Exchange Agent is hereby authorized and directed to accept (subject to withdrawal rights described in the Prospectus) (i) Letters of Transmittal, duly executed in accordance with the instructions thereto (or a manually signed facsimile thereof), and any requisite collateral documents from Holders of the Outstanding Notes and (ii) surrendered Outstanding Notes to which such Letters of Transmittal relate. Exchange Agent is authorized to Request from any person tendering Outstanding Notes such additional documents as Exchange Agent or the Issuers deems appropriate.

    4. DEFECTIVE OR DEFICIENT OUTSTANDING NOTES AND INSTRUMENTS. As soon as practicable after receipt, Exchange Agent shall examine the Outstanding Notes, the Letters of Transmittal and the other documents delivered or mailed to Exchange Agent in connection with tenders of Outstanding Notes to ascertain whether (i) the Letters of Transmittal are completed and executed in accordance with the instructions set forth therein, (ii) the Outstanding Notes have otherwise been properly tendered in accordance with the Prospectus and the Letters of Transmittal and (iii) if applicable, the other documents (including the Notice of Guaranteed Delivery) are properly completed and executed. If any Letter of Transmittal or other document has been improperly completed or executed or the Outstanding Notes accompanying such Letter of Transmittal are not in proper from the transfer or have been improperly tendered or if some other irregularity in connection with any tender of any Outstanding Notes exists, Exchange Agent shall promptly report such information to the Issuers and, upon consultation with the Issuers and its counsel, endeavor, subject to the terms and conditions of the Exchange Offer, to cause such action to be taken as is necessary to correct such irregularity. Determination of all questions as to the validity, from, eligibility (including timeliness of receipt), acceptance and withdrawal of any Outstanding Notes tendered or delivered shall be determined by the Issuers, it its sole discretion. Notwithstanding the above, the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur any liability for failure to give such notification. The Issuers reserves the absolute right (i) to reject any or all tenders of any particular Outstanding Notes determined by the Issuers not to be in proper form or the acceptance or exchange of which may, in the opinion of Issuers counsel, be unlawful and (ii) to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any particular Outstanding Notes, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and Notice of Guaranteed Delivery and the instructions set forth therein) will be final and binding.

    5. REQUIREMENTS OF TENDERS. Tenders of Outstanding Notes shall be made only as set forth in the Prospectus and the Letter of Transmittal, and Outstanding Notes shall be considered properly tendered only when:

    (a) (i) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantee and any other required documents, are received by the Exchange Agent at the address set forth in the Letter of Transmittal and Outstanding Notes are received by the Exchange Agent at its address or by book-entry transfer through DTC's Automated Tender Offer Program into its account at or prior to the Expiration Date or (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Issuers (by facsimile transmission, mail or hand delivery), with an appropriate guarantee of signature and delivery from an Eligible Guarantor Institution within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are received by the Exchange Agent at or prior to the Expiration Date and the Letters of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Outstanding Notes in proper form for transfer or a book-entry confirmation through DTC's Automated Tender Offer Program, as the case may be, and any other required documents required by the Letters of Transmittal are received by you within five (5) New York Stock Exchange trading days after the Expiration Date. For purposes of this Agreement, an "Eligible Guarantor Institution" within the meaning of Rule 17 Ad-15 under the Exchange Act shall mean a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. The Notice of Guaranteed Delivery may be delivered to the Exchange Agent by hand or transmitted by telegram, facsimile transmission or letter, and

    (b) the adequacy of the items relating to Outstanding Notes, and the Letters of Transmittal therefor and any Notice of Guaranteed Delivery and any other required documents has been favorably passed upon by the Issuers as above provided.

    Notwithstanding the provisions of the preceding paragraph, Outstanding Notes that the Issuers otherwise shall approve as having been properly tendered shall be considered to be properly tendered for all purposes of the Exchange Offer. As used herein, "Expiration Date" shall mean 5:00 p.m., New York City time, on March 18, 1998, unless the Exchange Offer is extended by the Issuers in its sole discretion, in which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    6. EXCHANGE OF THE OUTSTANDING NOTES. Promptly after the Expiration Date, upon surrender of the Outstanding Notes in accordance with the Letter of Transmittal and Prospectus, Exchange Agent is hereby directed to deliver or cause to be delivered as promptly as possible to the Holders of such surrendered Outstanding Notes, in accordance with this Agreement and the terms of the Exchange Offer, the amount of the Exchange Notes to which such Holders of the Outstanding

Notes are entitled. The principal amount of the Exchange Notes to be delivered to a Holder shall equal the principal amount of the Outstanding Notes surrendered.

    Promptly after the consummation of the Exchange Offer and after the Outstanding Notes have been accepted for exchange pursuant to the Exchange Offer, Exchange Agent shall request from the registrar and transfer agent for the Exchange Notes the appropriate amount of Exchange Notes to be issued in connection with such exchange.

    The Exchange Notes are to be mailed by Exchange Agent, in accordance with the instructions contained in the Letter of Transmittal, by first class or registered mail, and under coverage of Exchange Agent's blanket surety bond for first class or registered mail losses protecting the Issuers from loss or liability arising out of the non-receipt or non-delivery of such Exchange Notes or the replacement thereof.

    All Outstanding Notes must be tendered in accordance with the terms and conditions set forth in the Exchange Offer. Tenders of Outstanding Notes are to be accepted only in integral multiples of $1,000. Issuance of the Exchange Notes for accepted Outstanding Notes pursuant to the Exchange Offer shall be made only after deposit with Exchange Agent of the Outstanding Notes, the Letter of Transmittal and any other required documents.

    Exchange Agent shall follow and act upon such instructions in connection with the Exchange Offer which may be given to Exchange Agent by the Issuers, counsel for the Issuers or such other persons as the Issuers may authorize.

    7. APPLICATION OF THE EXCHANGE NOTES. The Exchange Notes and any other property (the "Property") to be deposited with, or received by Exchange Agent from the Issuers as exchange agent constitute a special, segregated account, held solely for the benefit of the Issuers and Holders tendering Outstanding Notes, as their interests may appear, and the Property shall not be commingled with the securities, money, assets or property of Exchange Agent or any other person, firm or corporation. Exchange Agent hereby waives any and all rights of lien (including banker's lien), attachment or set-off whatsoever, if any, against the Property, whether such rights arise by reason of statutory or common law, by contract or otherwise except to the extent set forth in the Indenture with respect to the Outstanding Notes and the Exchange Notes.

    8. REQUESTS. On each business day after receipt of the first Letter of Transmittal, and up to and including the Expiration Date, Exchange Agent shall advise by telephone, not later than 5:00 p.m., Dallas, Texas time, Issuers counsel, and such other persons as they may direct of the principal amount of the Outstanding Notes which have been duly tendered on such day, stating separately (i) the principal amount of the Outstanding Notes tendered pursuant to DTC's Automated Tender Offer Program, as described in the section of the Prospectus captioned "The Exchange Offer," (ii) the principal amount of the Outstanding Notes tendered about which Exchange Agent has questions concerning validity, (iii) the number of Outstanding Notes tendered and not withdrawn that are represented by certificates, (iv) the number of Outstanding Notes tendered and not withdrawn that are represented by Notices of Guaranteed Delivery and

(v) the aggregate principal amount of the Outstanding Notes tendered and not withdrawn through the time of such telephone call. Promptly thereafter (by the next day), Exchange Agent shall confirm such advice to each of the above persons in writing, to be transmitted by telecopier, overnight courier or other special form of delivery. Exchange Agent shall also inform the aforementioned persons, and such other persons as may be designated by either of them, upon request made from time to time, of such other information as either of them may request. In addition, the Exchange Agent shall provide, and cooperate in making available to the Issuers, such other information as it may reasonably request upon written request made from time to time. The Exchange Agent shall, without limitation, permit the Issuers, and such other persons as it may reasonably request, access to those persons on the Exchange Agent's staff who are responsible for receiving tenders of Outstanding Notes in order to insure that, immediately prior to the Expiration Date, the Issuers shall have received information in sufficient detail to enable it to decide whether to extend the Expiration Date of the Exchange Offer.

    9. RECORD KEEPING. Each Letter of Transmittal, Outstanding Note, Notice of Guaranteed Delivery and any other documents received by the Exchange Agent in connection with the Exchange Offer shall be stamped by the Exchange Agent to show the date of the receipt (or if Outstanding Notes are tendered by book-entry delivery such form of record keeping of receipt as is customary for tenders through DTC's Automated Tender Offer Program) and, if defective, the date and time the last defect was waived by the Issuers or was cured. Each Letter of Transmittal and Outstanding Note that is accepted by the Issuers shall be retained in the Exchange Agent's possession until the Expiration Date. As promptly as practicable thereafter, the Exchange Agent will deliver by certified mail with proper insurance, those items, together with all properly tendered and canceled Outstanding Notes, to counsel for the Issuers. If after the Expiration Date the Exchange Agent receives any Letters of Transmittal (or functional equivalent thereof), the Exchange Agent shall return the same together with all enclosures to the party from whom such documents were received.

    10. DISCREPANCIES IN THE AMOUNT OF THE OUTSTANDING NOTES OWNED. Exchange Agent shall endeavor to reconcile any discrepancies between the amount of the Outstanding Notes, claimed to be owned by a surrendering Holder of the Outstanding Notes and the amount of the Outstanding Notes indicated on the books of the Transfer Agent as of the record date (as defined in the section of the Prospectus captioned "The Exchange Offer"). If, based upon reliable documentation, Exchange Agent determines that the Outstanding Notes with respect to which such discrepancy exists are valid Outstanding Notes, then Exchange Agent shall deliver the Exchange Notes provided for herein to the holder surrendering such Outstanding Notes. In case of any questions about whether the Outstanding Notes are valid Outstanding Notes, Exchange Agent shall be entitled to receive instructions from the Issuers and proceed based upon such instructions.

    11. OUTSTANDING NOTES AND OTHER NAMES. If an Exchange Note is to be registered in a name other than that of the record Holder of surrendered Outstanding Notes, conditions to the issuance thereof shall be (i) that the Outstanding Note so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Exchange Agent any transfer or other taxes required by reason of the registration of such

Exchange Note in any name other than that of the Holder of the Outstanding Note surrendered, or otherwise required, or shall establish to Exchange Agent's satisfaction that such tax has been paid or is not payable and (ii) that the record Holder deliver such other documents and instruments as Issuers counsel or Exchange Agent shall require.

    If the Letter of Transmittal is signed by a person other than the registered Holder of the tendered Outstanding Note or the Exchange Note is to be issued (or any untendered principal amount of the Outstanding Note is to be reissued) to a person other than the registered Holder of the tendered Outstanding Note, the registered Holder must either properly endorse the Outstanding Note tendered or transmit a properly completed separate bond power guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), and such Outstanding Note must otherwise be in proper form for transfer. In addition, such registered Holder and/or such other person shall deliver such other documents and instruments as Issuers counsel or Exchange Agent shall require, in which case the Exchange Note shall be mailed to such assignee or transferee at the address so required.

    12. PARTIAL TENDERS. If, pursuant to the Exchange Offer, less than all of the principal amount of any Outstanding Notes submitted to Exchange Agent is to be tendered, Exchange Agent shall, promptly after the Expiration Date, return, or cause the registrar with respect to such Outstanding Notes to return, a new Outstanding Note for principal amount not being tendered to, or in accordance with the instruction of, each of such Holders of Outstanding Notes who has made a partial tender of Outstanding Notes deposited with Exchange Agent.

    13. WITHDRAWALS. A tendering Holder may withdraw tendered Outstanding Notes as set forth in the Prospectus under the caption "The Exchange Offer Withdrawal Rights," in which event Exchange Agent shall, as promptly as practicable after proper notification of such withdrawal, return such Outstanding Notes to, or in accordance with the instructions of, such Holder and such Outstanding Notes shall no longer be considered properly tendered. All questions as to the form and validity of notices of withdrawal, including timeliness of receipt, shall be determined by the Issuers, in its sole discretion, which determination shall be final and binding. A withdrawal of tender of Outstanding Notes may not be rescinded and any Outstanding Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer, provided, however, that withdrawn Outstanding Notes may be retendered by again following one of the procedures therefor described in the Prospectus at any time on or prior to the Expiration Date.

    14. REJECTION OF TENDERS. If, pursuant to the Exchange Offer, the Issuers does not accept for exchange all of the Outstanding Notes tendered by a Holder of Outstanding Notes, Exchange Agent shall, promptly after the Expiration Note, return or cause to be returned the Outstanding Notes not accepted to, or in accordance with the instructions of, such Holder of Outstanding Notes.

    15. CANCELLATION OF EXCHANGED OUTSTANDING NOTES. Exchange Agent is authorized and directed to cancel all Outstanding Notes received by Exchange Agent upon delivering the Exchange Notes to tendering holders of the Outstanding Notes as provided herein. Exchange

Agent shall maintain a record as to which Outstanding Notes have been exchanged pursuant to Section 7 hereof.

    16. REQUESTS FOR INFORMATION. Exchange Agent shall accept and comply with telephone and mail requests for information concerning the proper surrender of the Outstanding Notes. Upon request by any person, Exchange Agent shall furnish to such person copies of the Prospectus, any supplements to the Prospectus, the Letter of Transmittal and the other materials referred to in the Prospectus as being available to holders of Outstanding Notes. The Issuers will supply Exchange Agent with copies of such documents upon request by Exchange Agent. Notwithstanding anything herein to the contrary, the Exchange Agent is not authorized to offer any concessions or to pay any commissions to any brokers, dealers, banks or other persons or to engage or to utilize any persons to solicit tenders.

    17. TAX MATTERS. Exchange Agent shall comply with applicable requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in connection with the Exchange Offer and shall file with the Internal Revenue Service all reports and other information required to be filed with the Internal Revenue Service in connection with the Exchange Offer, provided, however, that if Exchange Agent has questions with respect to any such information, it shall so notify, and request direction from, the Issuers.

    18. REPORTS. Within 5 days after the Expiration Date, Exchange Agent shall furnish the Issuers a final report showing the disposition of the Exchange Notes.

    19. FEES. For Exchange Agent's services as exchange agent hereunder, the Issuers will pay Exchange Agent $150 per Letter of Transmittal mailed by the Exchange Agent pursuant to Section 1 hereof, plus reasonable out-of-pocket expenses, including reasonable counsel fees and disbursements.

    20. MISCELLANEOUS. As exchange agent hereunder, Exchange Agent:

     a. shall have no duties or obligations other than those specifically set forth in this Agreement;

    b. will make no representation and will have no responsibility as to the validity, value or genuineness of the Exchange Offer and shall not make any recommendation as to whether a Holder of Outstanding Notes should or should not tender its Outstanding Notes;

    c. shall not be obligated to take any legal action hereunder which might by Exchange Agent's reasonable judgment involve any expense or liability unless Exchange Agent shall have been furnished with reasonable indemnity;

    d. may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, instruction, letter, telegram or other document, or any security, delivered to Exchange Agent and believed by Exchange Agent to be genuine and to have been signed by the proper party or parties;

    e. may rely on and shall be protected in acting in good faith upon the written instructions of the Chief Financial Officer or President of the Issuers or such other employees and representatives as the Issuers may hereafter designate in writing;

    f. shall not be liable for any claim, loss, liability or expense, incurred without Exchange Agent's negligence or willful misconduct, arising out of or in connection with the administration of Exchange Agent's duties hereunder; and

    g. may consult with counsel reasonably satisfactory to the Issuers, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Exchange Agent hereunder in good faith and in accordance with the opinion of such counsel.

    21. INDEMNIFICATION. THE ISSUERS CONVENANTS AND AGREES TO REIMBURSE, INDEMNIFY AND HOLD EXCHANGE AGENT HARMLESS AGAINST ANY COSTS, EXPENSES (INCLUDING REASONABLE EXPENSES OF EXCHANGE AGENT'S LEGAL COUNSEL), LOSSES OR DAMAGE WHICH, WITHOUT NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH ON EXCHANGE AGENT'S PART OR ARISING OUT OF OR ATTRIBUTABLE THERETO, MAY BE PAID, INCURRED OR SUFFERED BY EXCHANGE AGENT OR TO WHICH EXCHANGE AGENT MAY BECOME SUBJECT BY REASON OF OR AS A RESULT OF: (I) THE ADMINISTRATION OF EXCHANGE AGENT'S DUTIES HEREUNDER, (II) BY REASON OF OR AS A RESULT OF EXCHANGE AGENT'S COMPLIANCE WITH THE INSTRUCTIONS SET FORTH HEREIN OR WITH ANY WRITTEN OR ORAL INSTRUCTIONS DELIVERED TO EXCHANGE AGENT PURSUANT HERETO, OR LIABILITY RESULTING FROM EXCHANGE AGENT'S ACTIONS AS EXCHANGE AGENT PURSUANT HERETO, INCLUDING ANY CLAIMS AGAINST EXCHANGE AGENT BY ANY HOLDER TENDERING OUTSTANDING NOTES FOR EXCHANGE. The Issuers shall be entitled to participate at its own expense in the defense, and if the Issuers so elects at any time after receipt of such notice, the Issuers shall assume the defense of any suit brought to enforce any such claim. In the event that the Issuers assumes the defense of any such suit, the Issuers shall not be liable for the fees and expenses thereafter accruing of any counsel retain by Exchange Agent, unless in the reasonable judgment of the Company's counsel it is advisable for Exchange Agent to be represented by separate counsel. In no case shall the Issuers be liable under this indemnity with respect to any claim or action against Exchange Agent, unless the Issuers shall be promptly notified by Exchange Agent, by letter or by facsimile confirmed by letter, of the written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of an action, but failure so to promptly notify the Issuers shall not relieve the Issuers from any liability which it may have otherwise than on account of this indemnity, except to the extent the Issuers is materially prejudiced or forfeits substantial rights and defenses by reason of such failure.

    22. APPLICABLE LAW. This Agreement and appointment of Exchange Agent as exchange agent shall be construed and enforced in accordance with the laws of the State of Texas and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successor and assigns of the parties hereto.

    23. NOTICES. Notices or demands authorized by this Agreement to be given or made by Exchange Agent or by a holder of the Outstanding Notes to or on the Issuers shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with Exchange Agent) as follows:

            WESCO International, Inc.
            Commerce Court, Suite 700
            Pittsburgh, PA 15219
            Attn: Roy W. Haley

            With copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, N.Y. 10017-3954
            Attn: Vincent Pagano, Jr.


    Any notice or demand authorized by this Agreement to be given or made by the Issuers or by a holder of the Outstanding Notes to or in Exchange Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address if filed in writing with the Company) as follows:

            Bank One, N.A.
            235 West Schrock Road
            Westerville, Ohio  43271-0184
            Attention:  Ms. Lora Marsch
                              Corporate Trust Operations

            With copy to:

            Bank One, N.A.
            100 East Broad Street
            Columbus, Ohio  43271-0181
            Attention:  Mr. David Knox
                         Corporate Trust Administration

    Any notice or demand authorized by this Agreement to be given or made by the Issuers or Exchange Agent to or on a holder of the Outstanding Notes shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Company's books.

    24. CHANGE OF EXCHANGE AGENT. Exchange Agent may resign and be discharged from its duties under this Agreement by giving to the Issuers thirty days prior written notice, by first-class mail, postage prepaid, specifying a date when such resignation shall take effect. If Exchange Agent resigns or becomes incapable of acting as exchange agent and the Issuers fails to appoint a new exchange agent within a period of 30 days after it has been notified in writing of such resignation or incapacity by Exchange Agent, the Issuers shall become the exchange agent and any holder of the Outstanding Notes may apply to any court of competent jurisdiction for the appointment of a successor to Exchange Agent. Pending the appointment of a successor to Exchange Agent, either by the Issuers or by such a court, the duties of the exchange agent shall be carried out by the Issuers. After appointment, the successor exchange agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally name as exchange agent without the further act or deed; but the Exchange Agent shall deliver and transfer to the successor exchange agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

    25. TERMS. This Agreement shall terminate, except for Section 19, 21 and 25 hereof, 30 days after the Expiration Date; provided, however, that the term of this Agreement may be extended at the request of the Issuers and the agreement of Exchange Agent. Any portion of the Exchange Notes which remain undistributed to the holders of the Outstanding Notes after the Expiration Date shall be marked, canceled and delivered to the Issuers upon demand, and any holders of unsurrendered Outstanding Notes shall thereafter have no right to exchange their Outstanding Notes for Exchange Notes.

    26. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Issuers and Exchange Agent have caused this Agreement to be signed by their respective officers thereunto authorized as of the date first written above.


                                       WESCO International, Inc.
                                       By:_______________________
                                       Name:_____________________
                                       Title:____________________



                                       WESCO Distribution, Inc.
                                       By:_______________________
                                       Name:_____________________
                                       Title:____________________



                                       BANK ONE, N.A.
                                       By:________________________
                                       Name:______________________
                                       Title:_____________________